                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 27, 1998


                             CHART INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                        1-11442              34-1712937

(State or other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


         5885 LANDERBROOK DRIVE, SUITE NO. 150, MAYFIELD HTS., OH 44124
                    (Address of Principal Executive Offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (440) 753-1490

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS


On March 27, 1998, Chart Industries, Inc. (the "Company") acquired (the "Acquisition") from IMI Marston Limited and IMI plc (collectively, "IMI") substantially all of the assets, consisting primarily of real estate, plant and equipment, certain intellectual property and contract rights, accounts receivable, and inventory (the "Assets"), used in connection with IMI's Industrial Heat Exchanger Group (the "Group"). The Acquisition was accomplished pursuant to an Agreement for the Sale and Purchase of the Industrial Heat Exchanger Group dated March 5, 1998 among IMI Kynoch Limited, IMI Marston Limited, IMI plc, Chart Marston Limited and Chart Industries, Inc. (the "Agreement"). Chart Marston Limited is the Company's newly formed U.K. subsidiary formed for the purpose of owning and operating the Group utilizing the Assets.

The Group manufactures and distributes industrial heat exchangers. The Group is headquartered and employs approximately 244 employees at an office and manufacturing location in Wolverhampton, U.K. The products manufactured by the Group are sold to customers primarily in the industrial gas and hydrocarbon industries. The Group had 1997 sales of approximately 18.7 million Pounds Sterling (approximately US $30.7 million assuming 1 Pound Sterling equals $1.639).

As consideration for the Acquisition, the Company paid IMI 21.0 million Pounds Sterling. The Agreement also provides that if the Net Asset Value (as defined in the Agreement) of the Group as of the closing date is 300,000 Pounds Sterling more than 2,867,000 Pounds Sterling, the Company is obligated to pay the difference between such Net Asset Value amount and 2,867,000 Pounds Sterling, along with interest thereon, to IMI. The purchase price and other terms of the Agreement were determined through arms-length negotiations. There were no material relationships between IMI and the Company or any of their affiliates, directors or officers.

Payment of the purchase price was financed by the Company from borrowings under its multi-currency Credit Agreement, dated as of July 29, 1997, among the Company, ALTEC International Limited Partnership, ALTEC, Inc., Chart Management Company, Inc., Chart Industries Foreign Sales Corporation, Greenville Tube Corporation and Process Systems International, Inc., Cryenco Sciences, Inc. (added July 31, 1997), Cryenco, Inc. (added July 31, 1997), Chart International Inc. (added March 5, 1998), National City Bank and NBD Bank as Banks (the "Banks") and National City Bank, as agent for the Banks (the "Agent"), as amended by the First Amendment to Credit Agreement, dated as of October 8, 1997 and the Second Amendment to Credit Agreement, dated as of March 5, 1998 (as so amended, the "Credit Agreement"). The Company has pledged the shares of Chart Marston Limited as security under the Credit Agreement.

The Company intends to operate the Group substantially as operated prior to the Acquisition by the Company.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

A) Financial Statements of the Business Acquired

     INDUSTRIAL HEAT EXCHANGER GROUP (A DIVISION OF IMI MARSTON LTD)

     AUDITED FINANCIAL STATEMENTS                                                       Page
         Report of Independent Auditors                                                  4
         Balance Sheet as of December 31, 1997                                           5
         Statement of Operations for the Year Ended December 31, 1997                    6
         Statement of Cash Flows for the Year Ended December 31, 1997                    7
         Notes to Financial Statements                                                  8-10

B)    Pro Forma Financial Information

     CHART INDUSTRIES, INC.

     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
         Unaudited Pro Forma Condensed Consolidated Statement of Operations
              for the Three Months Ended March 31, 1998                                  12

         Unaudited Pro Forma Condensed Consolidated Statement of Operations
              for the Twelve Months Ended December 31, 1997                              13

         Notes to Unaudited Pro Forma Condensed Consolidated Financial
              Statements                                                                 14

                         REPORT OF INDEPENDENT AUDITORS

Management
Industrial Heat Exchanger Group (A division of IMI Marston Ltd)

We have audited the accompanying balance sheet of the Industrial Heat Exchanger Group (a division of IMI Marston Ltd) as of December 31, 1997, and the related statements of operations and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Industrial Heat Exchanger Group at December 31, 1997 and the results of their operations and their cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                             ERNST & YOUNG LLP

Cleveland, Ohio
May 28, 1998

                         INDUSTRIAL HEAT EXCHANGER GROUP
                         (A DIVISION OF IMI MARSTON LTD)
                                  BALANCE SHEET
                                 (IN THOUSANDS)


December 31,1997
----------------
ASSETS
Current assets:
   Accounts receivable, trade, net of
      allowance of $248                                                 $ 4,106
   Inventories                                                            3,311
                                                                        -------
Total current assets                                                      7,417
Plant and equipment, net                                                  2,353

                                                                        -------
TOTAL ASSETS                                                            $ 9,770
                                                                        =======








LIABILITIES AND PARENT COMPANY INVESTMENT
Current liabilities:
   Accounts payable                                                     $ 2,892
   Customer advances                                                      1,507
   Accrued compensation                                                     619
   Accrued expenses                                                         830
                                                                        -------
Total current liabilities                                                 5,848

Parent Company Investment                                                 3,922
                                                                        -------
TOTAL LIABILITIES AND PARENT COMPANY INVESTMENT                         $ 9,770
                                                                        =======


                             See accompanying notes.

                         INDUSTRIAL HEAT EXCHANGER GROUP
                         (A DIVISION OF IMI MARSTON LTD)
                             STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)


Year Ended December 31, 1997
---------------------------

Sales                                                                 $  30,659
Cost of sales                                                            20,029
                                                                      ---------
Gross profit                                                             10,630
Selling, general and administrative expenses                              6,931
                                                                      ---------
Income before income taxes                                                3,699
Income tax expense                                                        1,147
                                                                      ---------

Net income                                                            $   2,552
                                                                      =========




                             See accompanying notes.

                         INDUSTRIAL HEAT EXCHANGER GROUP
                         (A DIVISION OF IMI MARSTON LTD)
                             STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)


Year Ended December 31, 1997
----------------------------
OPERATING ACTIVITIES
Net income                                                             $    2,552
Adjustments to reconcile net income
   to net cash provided by operating activities:
      Depreciation                                                            425
      Changes in operating assets and liabilities:
         Accounts receivable                                                1,057
         Inventories                                                          760
         Accounts payable                                                     224
         Customer advances                                                 (2,578)
         Accrued compensation                                                 175
         Accrued expenses                                                     261
                                                                       ----------
Net cash provided by operating activities                                   2,876

INVESTING ACTIVITIES
Capital expenditures                                                         (977)
                                                                       ----------
Net cash used by investing activities                                        (977)

FINANCING ACTIVITIES
Parent Company Advances, net                                               (1,899)
                                                                       ----------
Net cash used by financing activities                                  $   (1,899)
                                                                       ----------

Net change in cash and cash equivalents                                $        0
Cash and cash equivalents at beginning of year                                  0
                                                                       ----------
Cash and cash equivalents at end of year                               $        0
                                                                       ==========




                             See accompanying notes.

                         INDUSTRIAL HEAT EXCHANGER GROUP
                         (A DIVISION OF IMI MARSTON LTD)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE A--NATURE OF OPERATIONS

The Industrial Heat Exchanger Group (the "Group") is a division of IMI Marston Limited, a wholly-owned subsidiary of IMI plc (collectively, "IMI"). The Group manufactures brazed aluminum heat exchangers for industrial cryogenic applications for customers principally located in Europe and the United States. Five customers accounted for 85.6 percent of sales in 1997. To reduce credit risk for both foreign and domestic sales, the Group requires customer advances, letters of credit and other such guarantees of payment.

NOTE B--SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The historical financial statements include the accounts of the Group. The financial statements have been prepared in accordance with United States generally accepted accounting principles.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Group considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out) or market. The Group records an allowance for excess and obsolete inventory based on periodic reviews. The components of inventory are as follows:

                                                  DECEMBER 31, 1997
                                                  -----------------
                                                   (IN THOUSANDS)

         Raw materials                              $    862
         Work in process                               2,395
         Finished goods                                   54
                                                    --------
                                                    $  3,311
                                                    ========


PLANT AND EQUIPMENT

Plant and equipment is stated on the basis of cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The following table shows original costs and the estimated useful lives of the different types of assets:

      CLASSIFICATION                        ESTIMATED USEFUL LIFE            DECEMBER 31, 1997
      --------------                        ---------------------            -----------------
                                                                               (IN THOUSANDS)

      Machinery and equipment                 5 - 10 years                         $    5,066
      Furniture and fixtures                  5 - 10 years                              1,589
                                                                                   ----------
                                                                                        6,655
      Less accumulated depreciation                                                    (4,302)
                                                                                   ----------
      Total plant and equipment                                                    $    2,353
                                                                                   ==========

REVENUE RECOGNITION

Revenue is recognized using the completed contract method, which results in the deferral of revenue and costs until such time as contracts are complete. A contract is considered complete when all costs, except insignificant items, have been incurred and the units have been delivered to the customer.

INCOME TAXES

The operations of the Group are included in the consolidated income tax returns filed by IMI. Income taxes included in the statement of operations have been computed on a separate return basis and are based upon statutory rates in the United Kingdom.

FOREIGN CURRENCY TRANSLATION

Assets and liabilities are translated at current exchange rates, and related translation adjustments are included as a component of Parent Company Investment. Income statement accounts are translated at the average rates during the period.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE C--LEASES

Office space, production facilities and certain equipment are leased from IMI under agreements which are classified as operating leases for financial reporting purposes. Total rental expense charged to operations for the year ended December 31, 1997 was $368,000.

At December 31, 1997, future minimum lease payments for non-cancelable operating leases for the next five years totaled $718,000 and are payable as follows:
1998--$370,000; and 1999--$348,000.

NOTE D--RELATED PARTY TRANSACTIONS

The Parent Company Investment amount included in the balance sheet represents a net balance as the result of various transactions between the Group and IMI. There are no terms of settlement or interest charges associated with the account balance. The balance is primarily the result of the Group's participation in IMI's central cash management program, wherein all the Group cash receipts are remitted to IMI and all cash disbursements are funded by IMI.

IMI provides various services to the Group such as administrative, treasury, legal and insurance, and allows the Group to use certain assets and arrangements such as land, buildings and utilities. The total cost of services provided to the Group and charged to operations for the year ended December 31, 1997 was $2,488,000. This amount is included in selling, general and administrative expenses in the income statement. Amounts are allocated to the Group based upon usage and annual fee arrangements.

IMI allocates the cost of certain corporate fixed assets to the Group based upon usage. At December 31, 1997 the Group was allocated $819,000 of corporate fixed assets. Total depreciation expense on allocated corporate fixed assets charged to operations for the year ended December 31, 1997 was $169,000.

IMI allocates the cost of utilities required to operate corporate fixed assets to the Group based upon usage. Total utilities expense allocated by IMI and charged to operations for the year ended December 31, 1997 was $887,000.

Employees of the Group participate in a defined benefit pension plan (the "Plan") sponsored by IMI. Under the Plan, employees receive certain health, disability, life insurance and retirement benefits. Total Plan expense charged to operations is based upon a percentage of salary expense, and for the year ended December 31, 1997 was $857,000.

NOTE E--SUBSEQUENT EVENT

On March 27, 1998, IMI sold substantially all of the assets (consisting primarily of real estate, plant and equipment, certain intellectual property and contract rights, accounts receivable and inventory) used in connection with the Group to Chart Industries, Inc. for 21.0 million Pounds Sterling.

B) UNAUDITED PRO FORMA FINANCIAL INFORMATION

The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared based upon certain assumptions and include adjustments as detailed in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements. The estimated fair market values reflected in the Unaudited Pro Forma Condensed Consolidated Financial Statements are based on preliminary estimates and assumptions and are subject to revision as more information regarding asset and liability valuations becomes available. In management's opinion, the preliminary allocation reflected herein is not expected to be materially different from the final allocation.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations do not assume any additional profitability resulting from the application of the Company's revenue enhancement measures or cost reduction programs to the historical results of the Group, nor do they assume increases in corporate general and administrative expenses which may have resulted from the Company managing the Group for the periods presented.

The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Condensed Consolidated Financial Statements of the Company and the related notes thereto as included in the Company's Form 10-Q as of March 31, 1998. Such pro forma information is based on historical data with respect to the Company and the Group. The pro forma information is not necessarily indicative of the results that might have occurred had such transactions actually taken place at the beginning of the period specified and is not intended to be a projection of future results. The pro forma information presented herein is provided to comply with the requirements of the Securities and Exchange Commission. The pro forma information does not reflect any adjustments to reflect the manner in which the acquired entity is being or will be operated under the control of the Company.

                     CHART INDUSTRIES, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31,1998
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                       CHART
                                                   INDUSTRIES,INC.       THE GROUP
                                                      MARCH 31,          MARCH 31,        PRO FORMA
                                                        1998               1998          ADJUSTMENTS           TOTAL
                                                        ----               ----          -----------           -----

Sales                                                $ 56,104            $ 7,048                            $ 63,152
Cost of products sold                                  35,740              4,370                              40,110
                                                     --------            -------                            --------
Gross profit                                           20,364              2,678                              23,042
Selling, general &
   administrative expenses                              8,145              1,783         $   143(1)           10,191
                                                                                             111(2)
                                                                                               9(3)
                                                     --------           --------         -------            --------
Operating income                                       12,219                895            (263)             12,851
Interest income (expense)-net                             190                               (611)(4)            (421)
                                                     --------           --------         -------            --------
Income before income taxes                             12,409                895            (874)             12,430
Income taxes                                            4,467                278            (249)(5)           4,496
                                                     --------           --------         -------            --------
Net income                                           $  7,942           $    617         $  (625)           $  7,934
                                                     ========           ========         =======            ========
Net income per share                                 $    .49                N/A             N/A            $    .49
                                                     ========                                               ========
Shares used in per share
   calculations                                        16,148                N/A             N/A              16,148
                                                     ========                                               ========
Net income per share -
   assuming dilution                                 $    .48                N/A             N/A            $    .48
                                                     ========                                               ========
Shares used in per share
   calculations - assuming dilution                    16,416                N/A             N/A              16,416
                                                     ========                                               ========


                     CHART INDUSTRIES, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31,1997
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                       CHART
                                                   INDUSTRIES,INC.       THE GROUP
                                                    DECEMBER 31,        DECEMBER 31,        PRO FORMA
                                                        1997               1997            ADJUSTMENTS         TOTAL
                                                        ----               ----            -----------         -----

Sales                                                   $ 192,249           $ 30,659                           $ 222,908
Cost of products sold                                     131,009             20,029                             151,038
                                                        ---------           --------                           ---------
Gross profit                                               61,240             10,630                              71,870
Selling, general &
   administrative expenses                                 26,206              6,931        $    570(1)           34,183
                                                                                                 442(2)
                                                                                                  34(3)
                                                        ---------           --------        --------           ---------
Operating income (loss)                                    35,034              3,699          (1,046)             37,687
Interest expense-net                                         (350)                            (2,926)(4)          (3,276)
                                                        ---------           --------        --------           ---------
Income before income taxes                                 34,684              3,699          (3,972)             34,411
Income taxes                                               12,057              1,147          (1,130)(5)          12,074
                                                        ---------           --------        --------           ---------
Net income                                              $  22,627           $  2,552        $ (2,842)          $  22,337
                                                        =========           ========        ========           =========
Net income per share                                    $    1.52                N/A             N/A           $    1.50
                                                        =========                                              =========
Shares used in per share
   calculations                                            14,891                N/A             N/A              14,891
                                                        =========                                              =========
Net income per share -
   assuming dilution                                    $    1.48                N/A             N/A           $    1.47
                                                        =========                                              =========
Shares used in per share
   calculations - assuming dilution                        15,240                N/A             N/A              15,240
                                                        =========                                              =========


                             CHART INDUSTRIES, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 27, 1998, the Company completed its acquisition of the Group from IMI through Chart Marston Limited, the Company's newly formed wholly-owned U.K. subsidiary formed for the purpose of owning and operating the Group. The Acquisition was accomplished pursuant to the Agreement. A copy of the Agreement is filed as an Exhibit hereto.

The Group manufactures brazed aluminum heat exchangers for industrial cryogenic applications.

Total consideration for the Acquisition consisted of the payment to IMI of 21.0 million Pounds Sterling.

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS
                            OF OPERATIONS ADJUSTMENTS

The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 1998 and for the year ended December 31, 1997 give effect to the Acquisition as if such Acquisition occurred on January 1, 1997 by combining the Company's and Group's results of operations for the three month period ended March 31, 1998 and for the twelve month period ended December 31, 1997. Pro Forma adjustments have been calculated assuming the average exchange rate for the three month period ended March 31, 1998 was 1 Pound Sterling equals $1.646 and for the twelve month period ended December 31, 1997 was 1 Pound Sterling equals $1.639.

(1) To record adjustment to amortization expense relative to the Company's new basis in net assets acquired in conjunction with the Acquisition as if said Acquisition had occurred January 1, 1997. The amortization expense of $143,000 and $570,000 for the three months ended March 31, 1998 and the year ended December 31, 1997, respectively, is resultant from the amortization, over a 40-year life, of the 13.9 million Pounds Sterling in additional goodwill recorded in conjunction with the Acquisition.

(2) To record additional depreciation expense on buildings acquired and on the write-up in historical value of the Group's plant and equipment to reflect estimated fair market value assuming the Acquisition had occurred January 1, 1997. The depreciation expense of $111,000 and $442,000 for the three months ended March 31, 1998 and the year ended December 31, 1997, respectively, is resultant from the depreciation on a straight-line basis, over 30 years, of the 2.1 million Pounds Sterling of buildings acquired, and over periods ranging from five to ten years, of the 1.6 million Pounds Sterling write-up of plant and equipment recorded in conjunction with the Acquisition.

(3) To record various adjustments to eliminate charges for services provided by IMI to the Group, such as insurance, legal, and administrative, and to record charges for estimated costs of the Group obtaining these services from the Company or other third parties.

(4) To record additional interest expense of $611,000 and $2,926,000 for the three months ended March 31, 1998 and the year ended December 31, 1997, respectively, which would have been incurred by the Company assuming the Acquisition had occurred January 1, 1997. Interest expense has been calculated based on the 21.0 million Pounds Sterling utilization on the available line of credit used to fund total consideration in conjunction with the Acquisition.

(5) To record the tax benefit reflecting an effective rate of 31.0 percent for United Kingdom deductible expenses such as depreciation expense and the various items recorded in Pro Forma adjustment (3), and 34.0 percent for United States deductible expenses such as interest expense. The Company's management believes that these effective rates are indicative of the Company's tax position assuming the Acquisition had occurred on January 1, 1997. The goodwill amortization created by this transaction is not tax deductible.

C) EXHIBITS

NUMBER            DESCRIPTION
------            -----------


2.1 Agreement for the Sale and Purchase of the Industrial Heat Exchanger Group dated March 5, 1998 among IMI Kynoch Limited, IMI Marston Limited, IMI plc, Chart Marston Limited and Chart Industries, Inc.*

10.1 Second Amendment to Credit Agreement, dated as of March 5, 1998, among the Chart Industries, Inc., ALTEC International Limited Partnership, ALTEC, Inc., Chart Management Company, Inc., Chart Industries Foreign Sales Corporation, Greenville Tube Corporation, Process Systems International, Inc., Cryenco Sciences, Inc., Cryenco, Inc., Chart International Inc., National City Bank and NBD Bank (the "Banks") and National City Bank as agent for the Banks.*

10.2 Permitted User Agreement, dated as of March 27, 1998, between IMI Marston Limited and Chart Marston Limited.*

23.1     Consent of Ernst & Young LLP.

*        Previously filed.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS CURRENT REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THERUNTO DULY AUTHORIZED.


                                        CHART INDUSTRIES, INC.

                                        By: /s/ DON A. BAINES
                                        DON A. BAINES
                                        CHIEF FINANCIAL OFFICER AND TREASURER

Dated: June  9, 1998

                          INDEX TO EXHIBITS

EXHIBIT NO.                    DESCRIPTION                                  PAGE
-----------                    -----------                                  ----

2.1 Agreement for the Sale and Purchase of the Industrial Heat Exchanger Group dated March 5, 1998 among IMI Kynoch
         Limited, IMI Marston Limited, IMI plc, Chart Marston Limited and Chart Industries, Inc.*

10.1 Second Amendment to Credit Agreement, dated as of March 5, 1998, among the Chart Industries, Inc., ALTEC International Limited Partnership, ALTEC, Inc., Chart Management Company, Inc., Chart Industries Foreign Sales Corporation, Greenville Tube Corporation, Process Systems International, Inc., Cryenco Sciences, Inc., Cryenco, Inc., Chart International Inc., National City Bank and NBD Bank (the "Banks") and National City Bank as agent for the Banks.*

10.2 Permitted User Agreement, dated as of March 27, 1998, between IMI Marston Limited and Chart Marston Limited.*

23.1     Consent of Ernst & Young LLP.

*        Previously filed.